Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 7, 2026 with respect to the audited consolidated financial statements of Jaguar Health, Inc. as of and for the years ended December 31, 2025 and 2024 (which report includes and explanatory paragraph regarding the company’s ability to continue as going concern).

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

Larkspur, California

July 15th, 2026